                                   Exhibit 11

                                   Triumph Group, Inc.
                      Statement of Computation of Earnings Per Share
                  Three and six months ended September 30, 1996 and 1997
                        (Amounts in thousands, except per share data)

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
                                                                             THREE MONTHS ENDED     SIX MONTHS ENDED
                                                                               SEPTEMBER 30,         SEPTEMBER 30,
                                                                            --------------------  --------------------
                                                                              1996       1997       1996       1997
                                                                            ---------  ---------  ---------  ---------
Earnings per share:
 Weighted average number of
 outstanding common shares                                                      5,856      9,750      5,831      9,750
Dilutive effect of outstanding
 warrant                                                                          650        650        650        650
Dilutive effect of options and other                                               29        108         52        108
Conversion of redeemable preferred stock                                          279        --         279         --
Conversion of 14% Junior
 Subordinated Promissory Notes                                                    574        --         574         --
                                                                            ---------  ---------  ---------  ---------
Adjusted weighted average number of
 outstanding common shares
 and common share equivalents                                                   7,388     10,508      7,386     10,508
                                                                            ---------  ---------  ---------  ---------
                                                                            ---------  ---------  ---------  ---------
Income before extraordinary item                                            $   2,630  $   5,695  $   4,439  $  10,187
Interest related to 14% Junior
 Subordinated Promissory Notes                                                    338         --        651         --
Income tax effect                                                                (135)        --       (260)        --
                                                                            ---------  ---------  ---------  ---------
Income before extraordinary item available to
 shareholders                                                                   2,833      5,695      4,830     10,187
Extraordinary (loss) gain                                                      (1,478)       610     (1,478)       610
                                                                            ---------  ---------  ---------  ---------
Net income available to common
 shareholders                                                               $   1,355  $   6,305  $   3,352  $  10,797
                                                                            ---------  ---------  ---------  ---------
                                                                            ---------  ---------  ---------  ---------
Earnings per share:
 Income before extraordinary item                                           $    0.38  $    0.54  $    0.65  $    0.97
 Extraordinary (loss) gain                                                      (0.20)      0.06      (0.20)      0.06
                                                                            ---------  ---------  ---------  ---------
   Net Income                                                               $    0.18  $    0.60  $    0.45  $    1.03
                                                                            ---------  ---------  ---------  ---------
                                                                            ---------  ---------  ---------  ---------
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